UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          July 24, 2003 (July 24, 2003)

Alliance Bancorp of New England, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (860) 875-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1 Exhibit to Item 9, News Release dated July 24, 2003

Item 9.	Regulation FD Disclosure

The following information is furnished pursuant to this Item 9 and in satisfaction of Item 12, “Disclosure of Results of Operations and Financial Condition.”

On July 24, 2003, Alliance Bancorp of New England, Inc. announced its earnings for the second quarter of the 2003 fiscal year. A copy of the news release describing second quarter earnings is attached as Exhibit 99.1. The information provided in this Item 9 and Exhibit 99.1 should not be deemed filed with the Securities and Exchange Commission but furnished to satisfy requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003	ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

	By:	/s/ David H. Gonci

David H. Gonci
Senior Vice President/
Chief Financial Officer